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                                                                   EXHIBIT 10.24


                AMENDMENT NO. 1 TO SENIOR SECURED PROMISSORY NOTE

         Reference is made to the Senior Secured Promissory Note (the "Note") in the principal amount of $9,750,000, dated November 15, 2001, made by Women First HealthCare, Inc. ("WFHC") in favor of Wyeth (as successor to American Home Products Corporation) ("Wyeth").

         WHEREAS, the parties desire to amend certain terms of the Note in accordance with the terms hereof (this "Amendment").

         NOW THEREFORE, for good and valuable consideration which is hereby acknowledged.

         1. Wyeth represents that it is the current holder of the Note and that is has not transferred or otherwise assigned its interest therein to any third party.

         2. The Principal sum of the Note shall be changed from NINE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($9,750,000) as set forth on the first page of the Note to NINE MILLION FIVE HUNDRED THOUSAND DOLLARS ($9,500,000).

         3. Paragraph 1(b) of the Note shall be deleted in its entirety and replaced by the following language:

                  (b) Manner of Payment. On November 29, 2002, November 28, 2003 and November 30, 2004 (each a "Principal Payment Date"), Maker shall pay Payee in cash in immediately available funds, the sum of three million dollars ($3,000,000) on November 29, 2002 and the sum of three million two hundred fifty thousand dollars ($3,250,000) on each of November 28, 2003 and November 30, 2004, which shall in each case reduce the principal amount of this Note by such amount, plus interest on any overdue amounts, if any. The Maker shall make any payment hereunder by wire transfer in immediately available funds to a bank account of the Payee set forth on the attached wire transfer instructions or otherwise designated by the Payee in writing to the Maker.

         4. Wyeth covenants and agrees that it shall append this Amendment to the Note and it will be deemed to be a part thereof.

         5. Except for the matters set forth in this Amendment, all other terms of the Note shall remain unchanged and in full force and effect.
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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of November 25, 2002.

                       WOMEN FIRST HEALTHCARE, INC.

                      By:      /s/ EDWARD F. CALESA
                               -------------------------
                      Name:    Edward F. Calesa
                      Title:   Chairman, President & CEO

                      WYETH (as successor to American Home Products Corporation) Acting through its Wyeth Pharmaceuticals Division


                      By:      /s/ JEFFREY S. SHERMAN
                               --------------------------------------------
                      Name:    Jeffrey S. Sherman
                      Title:   Vice President and Associate General Counsel

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